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                                                                   EXHIBIT 99.1

                              N E W S R E L E A S E

                                                          FOR IMMEDIATE RELEASE
For Further Information contact: Dean Danner, President
             Jeff Nigl, Chief Financial Officer
             (262) 542-5600 * http://www.etcia.com

  ELECTRONIC TELE-COMMUNICATIONS, INC. INTENDS TO DEREGISTER ITS CLASS A COMMON STOCK AND TERMINATE ITS QUOTATION ON THE OTC BULLETIN BOARD

On August 27, 2004, Electronic Tele-Communications, Inc. (OTC, NQB -- ETCIA) Board of Directors authorized management to voluntarily terminate the Company's registration of its Class A common stock under the Securities Exchange Act of 1934. The Company will accomplish this by making a Form 15 filing with the Securities and Exchange Commission (SEC), which filing is expected to be made on September 14, 2004. The effect of the filing will be to deregister the Class A common stock of the Company under the 1934 Act terminating the Company's obligation to file periodic reports with the SEC, and to de-list the Company's common stock on the OTC Bulletin Board market.

Upon de-listing from the OTC Bulletin Board the Company expects that its shares will continue to trade on the Pink Sheets LLC (Pink Sheets) through broker-dealers who already quote and process trades for the Company's stock on the Pink Sheets. However, shareholders should note that a diminution of liquidity for their shares may occur when the OTC Bulletin Board de-lists the stock automatically upon the filing of the Form 15 with the SEC on September 14, 2004.

The Company reached this decision after extensive discussions with respect to the advantages and disadvantages of deregistering. Since initially registering its Class A stock with the SEC in 1985, the cost of compliance with the public reporting obligations has increased each year, and is expected to materially increase over the next year when the Company would be required to comply with the regulatory changes introduced as a result of the Sarbanes-Oxley legislation. These costs, coupled with the number of shareholders of record, the average trading volume of the stock, and the fact that the Company is not covered by analysts, led the Board to determine that deregistration was in the best interests of the Company and the Company's shareholders.

Dean W. Danner added "The Company believes that deregistration will benefit the Company and the shareholders by decreasing certain registration related expenses, and will free up management and Company personnel to remain more focused on operating the Company rather than satisfying the increasingly burdensome securities law reporting requirements. Although periodic and annual reporting obligations will be suspended, the Company intends to continue to provide reports to its shareholders, the exact form of which will be determined by the management and the Board of Directors later this year."

Electronic Tele-Communications is a supplier of Voice Application Processing Platforms to domestic and foreign telephone utilities and of messaging systems to the commercial market. ETC's equipment provides a wide range of audio information and call handling services via telephone networks, computer networks, and the Internet. ETC, with corporate headquarters in Waukesha, Wisconsin also has operations in Norcross, Georgia.

Certain statements in this press release which are not historical facts are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Any "forward-looking" statements are provided in compliance with the "Safe Harbor" provision of the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements involve a number of risks and uncertainties including, but not limited to, technology changes, backlog, acquisitions, status of the economy, governmental regulations, sources of supply, expense structure, product mix, major customers, level of order flow, competition, litigation, and other risk factors detailed in the Company's filings with the Securities and Exchange Commission. Investors are encouraged to consider the risks and uncertainties included in those filings.